PRESS RELEASE
Evergreen Solar Files Suit Against Barclays and Lehman Brothers in Lehman Brothers Bankruptcy Cases
Demands Immediate Return of Shares of Evergreen Solar’s Common Stock Loaned to Lehman Brothers, Challenging Barclays’ Ownership Claim to Shares Transferred During Lehman Brothers’ Bankruptcy Proceedings
MARLBORO, Mass. (October 21, 2008) — Evergreen Solar, Inc. (NasdaqGM: ESLR), a manufacturer of STRING RIBBON™ solar power panels with its proprietary, low-cost wafer manufacturing technology, announced it has filed suit in the United States Bankruptcy Court for the Southern District Court of New York against Barclays PLC, Lehman Brothers Holdings Inc. and certain of their affiliated entities declaring that Lehman Brothers did not have title to shares of Evergreen Solar’s common stock previously loaned by the company to Lehman Brothers in July 2008 and seeking their return.
Evergreen Solar is seeking to ultimately recover all of the 30.9 million loaned shares and has specifically demanded Barclays immediately return the approximately 12.2 million shares that Evergreen Solar learned it obtained from Lehman Brothers after certain Lehman Brothers entities filed for bankruptcy. Pending a decision by the court regarding the return of the shares, Evergreen Solar has asked the Court to prevent further transfer of the shares held by Barclays.
“We are outraged that a substantial number of our shares were transferred from Lehman Brothers in bankruptcy in complete disregard for Lehman Brothers’ obligations to return the shares under its share lending agreement with Evergreen Solar,” said Michael El-Hillow, Chief Financial Officer of Evergreen Solar. “This violation of our contract with Lehman was significantly compounded by the fact that Barclays was able to acquire this valuable asset, our shares, which Lehman no longer had the power to transfer to any party other than Evergreen Solar.”
The 30.9 million shares in question were loaned to Lehman Brothers in connection with a $375 million financing Evergreen Solar completed in July 2008. Following the Lehman bankruptcy, the loaned shares were not immediately returned to Evergreen Solar as required by the contract entered into with Lehman Brothers’ European affiliate, Lehman Brothers International (Europe) (LBIE). LBIE was placed into administration proceedings in the United Kingdom in September and the administrators refused to respond to demands to return the shares or to even identify who held them at that time. In addition to LBIE, Lehman Brothers Holdings Inc. and other Lehman Brothers entities are now in bankruptcy in the United States and United Kingdom. Repeated demands made by Evergreen Solar of Lehman Brothers to return the shares were ignored before Barclays recently announced it had acquired the 12.2 million shares.

Following the filing of a Schedule 13G by Barclays on October 8, 2008, announcing Barclays’ purported ownership of the 12.2 million shares, Evergreen Solar promptly initiated contact with Barclays in an effort to recover the shares or confirm that Barclays would rebuild its relationship with Evergreen Solar as part of the investment banking business Barclays acquired from Lehman Brothers. Barclays has refused to return the shares or to indicate any willingness to work with Evergreen Solar as an investment banker.
About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets STRING RIBBON™ solar power products using its proprietary, low-cost wafer technology. The company’s patented wafer manufacturing technology uses significantly less polysilicon than conventional processes. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the company, please visit www.evergreensolar.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of federal securities laws. Evergreen Solar cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to, those related to the potential recovery of the shares of Evergreen Solar common stock loaned to Lehman Brothers and other claims Evergreen Solar may bring related to those shares. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission and could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Evergreen Solar disclaims any obligation to publicly update or revise any such statements to reflect any change in company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
CONTACTS:
Evergreen Solar, Inc.
Michael El-Hillow
508-357-2221 x 7244
Chief Financial Officer
investors@evergreensolar.com
John Gates
Elevate Communications
617-861-3651
jgates@elevatecom.com
SOURCE: Evergreen Solar, Inc.

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